Consent of independent auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2003 in Post Effective Amendment No. 7 to the Registration Statement (Form S-20 No. 333-34519) and related Prospectus of OM London Exchange Limited.

Ernst & Young AB
Chartered Accountants

Stockholm, Sweden
April 28, 2003